Exhibit 10.13

MEZZANINE LOAN REPAYMENT AGREEMENT AND SECURITY AGREEMENT

THIS MEZZANINE LOAN REPAYMENT AGREEMENT AND SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June 2012, by and between CNL HEALTHCARE TRUST, INC., a Maryland corporation (“CHT REIT”), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”).

RECITALS:

1. Of even date herewith, Lender has entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) with GILBERT AZ SENIOR LIVING OWNER, LLC, a Delaware limited liability company, CHTSUN TWO GILBERT AZ SENIOR LIVING, LLC, a Delaware limited liability company, METAIRIE LA SENIOR LIVING OWNER, LLC, a Delaware limited liability company, CHTSUN TWO METAIRIE LA SENIOR LIVING, LLC, a Delaware limited liability company, BATON ROUGE LA SENIOR LIVING OWNER, LLC, a Delaware limited liability company, CHTSUN TWO BATON ROUGE LA SENIOR LIVING, LLC, a Delaware limited liability company, LOMBARD IL SENIOR LIVING OWNER, LLC, a Delaware limited liability company, CHTSUN THREE LOMBARD IL SENIOR LIVING, LLC, a Delaware limited liability company, LOUISVILLE KY SENIOR LIVING OWNER, LLC, a Delaware limited liability company, SUNRISE LOUISVILLE KY SENIOR LIVING, LLC, a Kentucky limited liability company, SANTA MONICA ASSISTED LIVING OWNER, LLC, a Delaware limited liability company, AL SANTA MONICA SENIOR HOUSING, LP, a Delaware limited partnership, and SUNRISE CONNECTICUT AVENUE ASSISTED LIVING OWNER, L.L.C., a Virginia limited liability company, formerly known as Sunrise Connecticut Avenue Assisted Living, L.L.C. (each a “Borrower”, and collectively referred to herein as “Borrowers”), which Loan Agreement concerns certain loans made by Lender to Borrowers in the aggregate principal amount of One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00)(collectively, the “Loan”).

2. In connection with the Loan, Lender has consented to one and only one secondary loan secured by a pledge of indirect interests in Borrowers (the “Mezzanine Loan”) from RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC (the “Mezzanine Lender”), to CHT SL IV Holding, LLC, a Delaware limited liability company (“CHT Holding”), a wholly owned subsidiary of CHT REIT, in the amount of $40,000,000.00.

3. Lender and Mezzanine Lender have entered into an Intercreditor Agreement of even date herewith and Lender, CHT REIT and Wells Fargo Bank, National Association (“Wells Fargo”) have entered into a Deposit Account Control Agreement of even date herewith (the “Deposit Agreement”) with respect to the Capital Raise Account (as hereinafter defined).

4. As a condition of consenting to the Mezzanine Loan, Lender has required that CHT REIT agree to repay, pay down or payoff, as applicable, the Mezzanine Loan in the manner, at the times and in the amounts set forth herein, and CHT REIT is agreeable to same.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Net Capital Raise and Repayment of Mezzanine Loan. To the extent that during the twelve (12) month period following the date of this Agreement (the “First Mezz Loan Year”) CHT REIT raises Net Capital (defined below) sufficient to satisfy the Mezzanine Loan, CHT REIT shall satisfy the Mezzanine Loan on or before the end of the First Mezz Loan Year. If CHT REIT has not raised sufficient Net Capital within the First Mezz Loan Year to satisfy the full amount of the then-outstanding Mezzanine Loan, then CHT REIT shall use all Net Capital raised during the First Mezz Loan Year to pay down the Mezzanine Loan and then use all Net Capital raised from that point forward to continue paying the Mezzanine Loan until it is satisfied in full. In all events and under all circumstances, CHT REIT shall satisfy the Mezzanine Loan in full prior to the end of the term of the Mezzanine Loan. For purposes hereof, (i) “Net Capital” shall mean the Aggregate Capital (defined below) raised by CHT REIT less an amount not to exceed fifteen percent (15%) of the Aggregate Capital to be used by CHT REIT for payment of reasonable and customary costs incurred with raising equity, including, without limitation, commissions, marketing support and other offering costs and expenses, and (ii) “Aggregate Capital” shall mean the aggregate amount of equity raised by CHT REIT.

2. Deposit of Net Capital Proceeds. At any time when the Mezzanine Loan (or any portion thereof) remains outstanding, all Net Capital proceeds raised by CHT REIT shall be directly deposited into a bank account (the “Capital Raise Account”) with Wells Fargo, which Capital Raise Account Lender shall control pursuant to the Deposit Agreement. Upon the occurrence of a Mezzanine Repayment Failure (defined below), Lender shall have the right to deliver to Wells Fargo an Access Termination Notice (as such term is defined in the Deposit Agreement) to exercise its control over the Capital Raise Account and to cause the proceeds deposited therein, by delivery of Disposition Instructions (as such term is defined in the Deposit Agreement) to Wells Fargo, to be paid to Mezzanine Lender to repay the Mezzanine Loan. A “Mezzanine Repayment Failure” shall occur if CHT REIT has not repaid the Mezzanine Loan by the earlier to occur of (i) the end of the First Mezz Loan Year to the extent required to do so pursuant to Section 1 above, or (ii) the end of the term of the Mezzanine Loan. Following an event of default under the Mezzanine Loan which has not been cured within any applicable grace or cure period (a “Mezzanine Event of Default”), Lender shall have the right (and upon Lender’s receipt of written notice from the Mezzanine Lender that a Mezzanine Event of Default has occurred, Lender shall) deliver to Wells Fargo an Access Termination Notice and Disposition Instructions requiring that the funds then held in the Capital Raise Account be paid to Mezzanine Lender for application against the Mezzanine Loan. Except as otherwise provided herein or in the Deposit Agreement, CHT REIT shall have full access to all funds then held in the Capital Raise Account for use in the ordinary course of CHT REIT’s business.

3. Reports. Until such time as the Mezzanine Loan has been satisfied in full and all collateral therefor released, CHT REIT shall deliver to Lender or cause to be delivered to Lender (A) on or before twenty (20) days after the end of each calendar month a schedule of net equity raised by CHT REIT for the subject month and all prior months (certified by CHT REIT), (B) on a quarterly basis, by the forty-fifth (45th) day after the end of each calendar quarter, financial statements of CHT REIT and CHT Holding (certified by the applicable party) and (C) on an annual basis, by the one hundred twentieth (120th) day after the end of the fiscal year of such entities, financial statements of CHT Holding (certified by CHT Holding) and CHT REIT (audited) and state and Federal income tax returns of such parties.

4. Guaranteed Amount. CHT REIT’s liability under this Agreement shall be limited to the sum of (a) the then current outstanding principal balance of the Mezzanine Loan together with any accrued and unpaid interest thereon and any exit fee imposed by Mezzanine Lender, and (b) all costs and expenses of Lender (including, but not limited to, attorneys’ fees and expenses) related to the enforcement of this Agreement and collection of the sum described in clause (a) above (the sum of the amounts described in clauses (a) and (b) herein referred to as the “Guaranteed Amount”). Notwithstanding anything to the contrary contained herein, to the extent that at any time hereafter there are then funds in the Capital Raise Account, including, without limitation, funds deposited therein and interest earned thereon (collectively, the “Deposited Funds”) and either (i) (A) a Mezzanine Repayment Failure has occurred, and (B) Lender elects to deliver an Access Termination Notice and Disposition Instructions to Wells Fargo causing the Deposited Funds (less the $5,000.00 minimum balance required by the Deposit Agreement) to be paid to Mezzanine Lender and applied against the amounts then due and owing under the Mezzanine Loan, or (ii) a Mezzanine Event of Default has occurred and Lender elects or is required in accordance with the terms hereof to deliver to Wells Fargo an Access Termination Notice and Disposition Instructions causing the Deposited Funds (less the $5,000.00 minimum balance required by the Deposit Agreement) to be paid to Mezzanine Lender and applied against the amounts then due and owing under the Mezzanine Loan, then Lender agrees that the portion of the Guaranteed Amount described in clause (a) above shall be reduced by the amount of the Deposited Funds actually paid to Mezzanine Lender. It is hereby acknowledged and agreed that any and all of the Guaranteed Amount described in clause (a) herein that is paid by CHT REIT to Lender shall be immediately paid by Lender to the Mezzanine Lender in accordance with Paragraph 2 of this Agreement for application by Mezzanine Lender towards the Mezzanine Loan.

5. Full Recourse Liability. Notwithstanding the foregoing, CHT REIT’s liability under this Agreement shall be fully recourse and is expressly not subject to, or limited by, any limitations on CHT REIT’s liability set forth in the Loan Agreement or in any of the Recourse Documents (as such term is defined in the Loan Agreement), and CHT REIT agrees and acknowledges that Lender is relying upon the full recourse nature of this Agreement in making the Loan to Borrowers.

6. Term of Agreement. CHT REIT’s liability under this Agreement shall continue, but only up to the Guaranteed Amount, until the earlier to occur of (i) the date upon which the Mezzanine Loan has been satisfied in full in accordance with its terms and all collateral therefor released, and (ii) Lender has been paid the full amount of the Pool Obligations (as such term is defined in the Loan Agreement) (a “Termination Event”); provided, however, that CHT REIT’s liability under this Agreement shall be in addition to, and not in lieu of, any liability or obligations of CHT REIT under any other document or other instrument delivered by CHT REIT in connection with the Loan. CHT REIT agrees that Lender shall be under no obligation to notify CHT REIT of its acceptance of this Agreement or of any advances made or credit extended on the faith of this Agreement. Upon the occurrence of a Termination Event and delivery by CHT REIT of evidence reasonably satisfactory to Lender that the Mezzanine Loan has been satisfied in full in accordance with its terms and all collateral therefor released (if such is the basis for the termination of this Agreement), then Lender agrees, upon written request from CHT REIT, to execute and deliver to CHT REIT an instrument confirming such termination, together with a termination of the Deposit Agreement. Upon such termination, all Deposited Funds then remaining in the Capital Raise Account shall be released to CHT REIT.

7. Security Agreement. This Agreement constitutes a “security agreement” within the meaning of the U.C.C. (as such term is defined in the Loan Agreement). CHT REIT hereby pledges, transfers and assigns to Lender, and grants to Lender, as additional security for the payment and performance of each and all of CHT REIT’s obligations hereunder, a continuing perfected security interest in and to, and a general first lien upon, (i) the proceeds in the Capital Raise Account, the Capital Raise Account and all of CHT REIT’s right, title and interest in and to all cash, property or rights transferred to or deposited in the Capital Raise Account from time to time by CHT REIT or on behalf of CHT REIT, (ii) all earnings, investments and securities held in the Capital Raise Account, and (iii) any and all proceeds of the foregoing. The acceptance by Lender of the security interest granted herein shall not waive or impair any other security Lender may have or hereafter acquire, nor shall the taking of any such additional security waive or impair the security interest granted hereby, or any term, covenant or condition herein contained, but Lender may resort to any security it may have in the order it may deem proper at its sole and absolute discretion.

8. Representations and Warranties. CHT REIT hereby represents, warrants and covenants to and with Lender as follows: (i) the making of the Loan by Lender to Borrowers is and will be of direct interest, benefit and advantage to CHT REIT; (ii) CHT REIT is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render CHT REIT insolvent or bankrupt; (iii) there has not been filed by or against CHT REIT a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to CHT REIT or any substantial portion of CHT REIT’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under any present or future provision of 11 U.S.C. §101 et. seq. or any other present or future federal or state insolvency, bankruptcy or similar law; (iv) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by CHT REIT to Lender in connection with this Agreement are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of CHT REIT as of the dates and the results of CHT REIT’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of CHT REIT; (v) the execution, delivery and performance of this Agreement does not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which CHT REIT is a party or by which CHT REIT or any of its properties may be bound or affected, and does not violate or contravene any law, order, decree, rule or regulation to which CHT REIT is subject; (vi) there are no judicial or administrative actions, suits or proceedings pending or, to the best of CHT REIT’s knowledge, threatened against or affecting CHT REIT or involving the validity or enforceability of this Agreement; and (vii) this Agreement constitutes the legal, valid and binding obligation of CHT REIT enforceable in accordance with its terms.

9. Event of Default/Remedies. The failure of CHT REIT to comply with any of its obligations under this Agreement within ten (10) days after Lender provides written notice of such default shall constitute an “Event of Default” hereunder. Upon the occurrence of any Event of Default, and at any time thereafter (unless Lender has accepted cure of such Event of Default by specific written statement from Lender to CHT REIT acknowledging Lender’s acceptance of such cure, and CHT REIT specifically understands and agrees that Lender shall have no obligation whatsoever to accept the cure of any Event of Default), the Lender shall have the right to use or apply (or to direct the use or application of) all Deposited Funds to cure any default of CHT REIT hereunder, including without limitation, to use (or direct the use of) Deposited Funds to make payments to the Mezzanine Lender to be applied against the Mezzanine Loan. Without limiting the foregoing, if an Event of Default occurs, then Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under this Agreement, the Deposit Agreement or any Laws (as such term is defined in the Loan Agreement), without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under this Agreement or Laws.

10. Miscellaneous. CHT REIT further agrees to the following:

(a) Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights under this Agreement or otherwise against CHT REIT or by any number of successive actions, until and unless all amounts due under this Agreement have been paid and all obligations of CHT REIT under this Agreement have been performed.

(b) Any notice or communication required or permitted under this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person(s) as hereafter shall be designated in writing by the applicable party. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the applicable address.

(c) This Agreement shall be deemed to have been made under and shall be governed in all respects by the laws of the State of Maryland.

(d) This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(e) This Agreement may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

(f) CHT REIT waives and renounces any and all homestead or exemption rights CHT REIT may have under the United States Constitution or the laws of any state as against CHT REIT, and CHT REIT transfers, conveys and assigns to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay and perform the obligations of CHT REIT arising under this Agreement. CHT REIT hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay and perform such obligations.

(g) The terms, provisions, covenants and conditions of this Agreement shall be binding upon CHT REIT, its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s transferees, credit participants, successors, assigns and/or endorsees.

(h) Within this Agreement, the words of any gender shall be held and construed to include any other gender, and the words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(i) A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances. Accordingly, the provisions of this Agreement are declared to be severable.

11. Costs and Expenses. CHT REIT shall be responsible for and shall pay all costs and expenses (including, but not limited to, the fees and disbursements of Lender’s outside counsel) incurred in connection with the enforcement of the Lender’s rights and remedies hereunder and for the review of any materials and documents submitted in connection with the release and/or termination of CHT REIT’s liability under this Agreement and any modifications of this Agreement or the other Documents as a result of the release and/or termination of CHT REIT’s liability under this Agreement, as deemed necessary by Lender.

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[SIGNATURE PAGE FOLLOWS]

THIS AGREEMENT is executed on this 29th day of June, 2012.

CHT REIT:

CNL HEALTHCARE TRUST, INC., a Maryland
corporation

By:	/s/ Joshua J. Taube
Name: Joshua J. Taube
Title: Vice President

The address of CHT REIT is:

CNL Healthcare Trust, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Joseph T. Johnson, SVP and CEO and

Holly J. Greer, SVP and General Counsel

With a copy to:

Lowndes, Drosdick, Doster,

Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32901

Attention: Peter Luis Lopez, Esq.

The address of Lender is:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan Nos. 706108716-706108717 and

706108866-706108870

With a copy to:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan Nos. 706108716-706108717 and

706108866-706108870

SIGNATURE PAGE TWO TO

MEZZANINE LOAN REPAYMENT AGREEMENT AND SECURITY AGREEMENT

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA, a New Jersey corporation

By:	/s/ Thomas P. Goodsite
Name:	Thomas P. Goodsite
Title:	Vice President

[CORPORATE SEAL]

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